Exhibit 23.4

JWF Assurance PAC (UEN No: 202326944Z) Tel : +65 6539 9729 60 Paya Lebar Road, #10-16 Paya Lebar Square Singapore 409051

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated October 31, 2025 relating to the consolidated financial statements of Mobile-health Network Solutions and Its Subsidiaries, which is included in this Registration Statements on the Form F-1.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

March 6, 2026

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